SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of November 11, 2007 by and between IXI Mobile, Inc., a Delaware corporation (the "Company") and Tailor Made Capital, Ltd. (the "Purchaser"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in Article 1.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Purchaser from time to time as provided herein, and the Purchaser shall be obligated to purchase from the Company up to $5,000,000 worth of shares of Common Stock on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act; and

WHEREAS, the Purchaser shall be entitled to resell shares of Common Stock acquired hereunder pursuant to a resale registration statement established by the Company pursuant to the terms of the Registration Rights Agreement between the Company and the Purchaser which shall be declared effective by the Commission prior to the delivery of the first Draw Down Notice.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

"Acquiring Person" shall have the meaning ascribed to such term in Section 4.5 hereof.

"Action" means an action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Commission" means the Securities and Exchange Commission.

"Commencement Date" shall mean the Trading Day immediately following the date on which the applicable Draw Down Notice is delivered to the Purchaser.

"Commitment Amount" shall have the meaning assigned to such term in Section 2.1 hereof.

"Commitment Period" shall mean the period of 24 consecutive months commencing immediately after the Effective Date but in no event later than the 36 month anniversary of the date hereof.

"Common Stock" means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Counsel" means Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

"Consolidation Event" shall mean a sale of all or substantially all of the Company's assets or a merger pursuant to which the holders of the voting securities of the Company prior to the merger do not own a majority of the voting securities of the surviving entity.

"Disclosure Schedules" means the Disclosure Schedules of the Company delivered concurrently herewith.

"Discussion Time" shall have the meaning ascribed to such term in Section 3.2(f) hereof.

"Draw Down" shall have the meaning assigned to such term in Section 6.1(a) hereof.

"Draw Down Notice" shall have the meaning assigned to such term in Section 6.1(c) hereof.

"Draw Down Pricing Period" shall mean the period of 10 consecutive Trading Days including and immediately preceding the date on which the applicable Draw Down Notice is delivered to the Purchaser.

"Draw Down Shares" shall mean the shares of Common Stock issuable pursuant to a Draw Down.

"DTC" shall have the meaning assigned to such term in Section 6.1(g).

"DWAC" shall have the meaning assigned to such term in Section 6.1(g).

"Effective Date" means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

"Equity Conditions" shall mean, during the period in question, (i) all liquidated damages and other amounts owing to the Purchaser pursuant to the Transaction Documents have been paid, (ii) there is an effective Registration Statement pursuant to which the Purchaser is permitted to utilize the prospectus thereunder to resell all of the Draw Down Shares (issued and to be issued pursuant to the applicable Draw Down), the Shares and the Warrant Shares (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted (if applicable) for trading on a Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (iv) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Draw Down Shares (issued and to be issued pursuant to the applicable Draw Down), the Shares and the Warrant Shares, (v) the issuance of the Draw Down Shares subject to the applicable Draw Down would not violate the limitations set forth in Section 4.12, (vi) the daily trading volume for each Trading Day during such period shall equal or exceed $10,000 of Common Stock (based on the VWAP on the applicable day) and (vii) the Company, directly or indirectly, has not provided the Purchaser with any material, non-public information that has not been made publicly available in a widely disseminated release.

"Evaluation Date" shall have the meaning ascribed to such term in Section 3.1(k).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"FWS" means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

"GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

"Initial Closing" shall have the meaning assigned to such term in Section 2.2 hereof.

"Initial Closing Date" shall have the meaning assigned to such term in Section 2.2 hereof.

"Investment Amount" shall have the meaning assigned to such term in Section 6.1(c) hereof.

"Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(c).

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Market Price" means, with respect to a Draw Down, the lowest VWAP during the Draw Down Pricing Period applicable to such Draw Down.

"Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Plan of Merger" shall have the meaning ascribed to such term in Section 3.1(p).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Purchase Price" shall mean, with respect to Draw Down Shares purchased during each applicable Draw Down Pricing Period, (a) if the applicable Market Price is less than or equal to $6.00, 90% of such Market Price, (b) if the applicable Market Price is greater than $6.00 and less than $8.00, 92.5% of such Market Price, and (c) if the applicable Market Price is greater than or equal to $8.00, 95% of such Market Price.

"Purchaser Party" shall have the meaning ascribed to such term in Section 4.7.

"Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, between the Company and the Purchaser, in the form of Exhibit A attached hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Draw Down Shares, the Shares and the Warrant Shares.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

"Securities" means the Draw Down Shares, the Shares, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Settlement" shall mean the delivery of the Draw Down Shares into the Purchaser's DTC account via DTC's DWAC system in exchange for payment therefor.

"Settlement Date" shall have the meaning ascribed to such term in Section 6.1(f).

"Settlement Statement" shall have the meaning ascribed to such term in Section 6.1(f).

"Shares" shall mean the shares of Common Stock delivered to the Purchaser pursuant to Section 2.2.

"Short Sales" shall include all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Subsidiary" means any subsidiary of the Company as set forth on Schedule 3.1(a).

"Trading Cushion" shall mean the mandatory 7 Trading Days between Draw Down Notices.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

"Transaction Documents" means this Agreement, the Warrant, and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

"Warrant" means collectively the Common Stock purchase warrant, in the form of Exhibit C delivered to the Purchaser in accordance with Section 2.2 hereof, which Warrant shall be exercisable subject to the vesting schedule set forth therein and have a term of exercise equal to 5 years from the date of issuance of the Warrant.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of Draw Down Shares. Upon the terms and subject to the conditions of this Agreement, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of $5,000,000 worth of shares of Common Stock (the "Commitment Amount").

2.2 Initial Closing. The closing of this Agreement and the other agreements referred to herein (the "Initial Closing") shall take place at the offices of FWS, 420 Lexington Avenue, Suite 2620, New York, New York 10170 (i) at 10:00 a.m. local time on November 11, 2007, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the "Initial Closing Date"). Each party shall deliver the following documents, instruments and writings at or prior to the Initial Closing:

(a) the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, in the form of Exhibit B attached hereto;

(iii) the Registration Rights Agreement duly executed by the Company; and

(iv) a Warrant, registered in the name of the Purchaser, to purchase 312,500 shares of Common Stock, subject to adjustment therein, with an exercise price equal to $4.10 per share, subject to adjustment therein; and

(v) a certificate evidencing 75,000 shares of Common Stock (the "Shares") registered in the name of the Purchaser.

(b) the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Registration Rights Agreement duly executed by the Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations

under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Draw Down Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the

Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement and any amendments or supplements thereto, (iii) application(s) to each applicable Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g) Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as identified in the SEC Reports and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the

Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate in respect of the businesses in which the

Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(k) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the Company's most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company's internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(l) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(m) Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(n) Registration Rights. Other than the rights of the Purchaser and except as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(o) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchaser's ownership of the Securities.

(p) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All disclosure furnished by or on behalf of the Company (f/k/a Israel Technology Acquisition Corp.), ITAC Acquisition Subsidiary Corp. and IXI Mobile, Inc., with respect to the representations and warranties made in the Agreement and Plan of Merger, as amended (the "Plan of Merger"), annexed to the Company's Proxy Statement on Schedule 14A filed with Commission on May 11, 2007 (together with the related disclosure schedules attached to Schedule 3.1(o) hereto), were, as of the Closing Date (as defined in the Plan of Merger), true and correct and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(q) No Integrated Offering. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made

any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(r) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

(s) Acknowledgment Regarding Purchaser's Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(t) Acknowledgement Regarding Purchaser's Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that the Purchaser has not been asked to agree, nor has the Purchaser agreed, to desist from purchasing or selling long securities of the Company, including, without limitation, during the periods that the value of the Draw Down Shares deliverable in connection with a Draw Down are being determined. The Company acknowledges that such aforementioned activities do not constitute a breach of any of the Transaction Documents.

3.2 Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance

with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities at the Initial Closing as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof ("Discussion Time").

Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement, as to issued Securities only.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS

DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Draw Down Shares, the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Draw Down Shares, the Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Draw Down Shares, the Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by the Purchaser to the Company or the Company's transfer agent of a certificate representing Draw Down Shares, Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such fifth Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. All Draw Down Shares shall be delivered without any restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser's prime broker with the Depository Trust Company System.

(d) In addition to the Purchaser's other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Draw Down Shares, Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company's transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $5 per Trading Day (increasing to $10 per Trading Day fifteen (15) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Furnishing of Information. As long as Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. Eastern time on the second Trading Day immediately following the date hereof a press release disclosing the material terms of the transactions contemplated hereby and within four Trading Days of the date hereof issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto. The Company and the

Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7 Indemnification of Purchaser. Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which

indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by the Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock, up to a maximum of 2,000,000 shares at any particular time after reserving the issuance of the Shares and Warrant Shares (assuming exercise in full without regard to any limitations therein), for the purpose of enabling the Company to issue Draw Down Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.9 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Initial Closing (but not later than the Effective Date) to list all of the Draw Down Shares, the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Draw Down Shares, the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Draw Down Shares, the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10 Short Sales and Confidentiality After The Date Hereof. Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Net Short Sales (as defined below) during the following period commencing on the date hereof and at the Discussion Time and ending on the earliest of (i) the 24 month anniversary of the Effective Date, (ii) such time that the Company has exercised Draw Downs for the entire Commitment Amount hereunder, (iii) the 36 month anniversary of the date of this Agreement and (iv) the termination of this Agreement. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, the Purchaser will maintain the confidentiality of all disclosures made

to it in connection with this transaction (including the existence and terms of this transaction). Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. For purposes of this Section 4.10, a "Net Short Sale" by the Purchaser shall mean a sale of Common Stock by the Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Purchaser, shares of Common Stock underlying the Warrants (ignoring any exercise limitations therein) shall be deemed to be held long by the Purchaser, plus any shares of Common Stock otherwise then held by the Purchaser.

4.11 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.12 The Shares. Anything in this Agreement to the contrary notwithstanding, the Company may not make a Draw Down to the extent that such Draw Down exceeds 9.999% of the then issued and outstanding shares of Common Stock as reported in the Company's most recent periodic report filed with the Commission.

4.13 Accuracy of Registration Statement. On each Settlement Date, the Registration Statement and the prospectus therein (including any prospectus supplement) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date the Registration Statement and the prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the prospectus therein.

4.14 Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. The Company will promptly notify the Purchaser in writing upon the occurrence of any of the events set forth in Section 3(d) of the Registration Rights Agreement. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events. The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the

registration statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

4.15 Other Equity Line Transactions. The Company shall be prohibited from entering into or consummating any other equity line of credit, whereby the Company may sell securities at a future determined price. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

ARTICLE V.
CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

5.1 Conditions Precedent to the Obligation of the Company to Sell the Draw Down Shares. The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Draw Down Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company in writing at any time in its sole discretion.

(a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates).

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No material Action shall have been commenced against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Initial Closing Deliveries. The delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(f) The Shares. A registration statement covering the resale of the Shares by the Purchaser shall have been declared effective by the Commission within 6 months from the date hereof.

5.2 Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Draw Down Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser in writing at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No material Action shall have been commenced, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Initial Closing Deliveries. The delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

5.3 Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Draw Down Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Draw Down Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

(a) Satisfaction of Conditions to Initial Closing. The Company shall have satisfied at the Initial Closing, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in Section 5.2 hereof.

(b) No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Trading Market unless the

general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

(c) Material Adverse Effect. No Material Adverse Effect and no Consolidation Event where the successor entity has not agreed to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

(d) Opinion of Counsel; Officers Bring-down Letter. The Purchaser shall have received an opinion from the Company's counsel in the Form of Exhibit D; provided, however, the Company shall not be required to issue any such opinion more than once in any 30-day period; provided, further, in lieu of such an opinion where an opinion was previously delivered during the 30 days prior to a Settlement Date, the Purchaser shall have received a *"bring-down"* letter signed by a duly authorized officer of the Company confirming that there are no changes from the representations and warranties contained herein made by the Company as at Closing, or else specifying with particularity the reason for any change.

(e) Minimum Investment Amount. The Investment Amount for the applicable Draw Down Notice, as permitted pursuant to Section 6.1(c), shall exceed $20,000. For purposes of clarification, if the maximum Investment Amount as determined pursuant to Section 6.1(c) is less than $20,000, then the Company shall be precluded from exercising a Draw Down at such time.

(f) Equity Conditions. During the Draw Down Pricing Period through the Settlement Date, all of the Equity Conditions have been met.

(g) Prospectus Supplement. On the Trading Day that the Company delivers a Draw Down Notice, the Company shall have filed with the Commission a prospectus supplement pursuant to Rule 424 under the Securities Act setting forth the terms of the Draw Down.

(h) Involuntary Suspension During Draw Down Pricing Period. If during any Trading Day during the Draw Down Pricing Period trading of the Common Stock on the Trading Market is suspended for more than 3 hours, in the aggregate, or if any Trading Day during the Draw Down Pricing Period is shortened because of a public holiday.

(i) Voluntary Suspension During Draw Down Pricing Period. If during any Trading Day during the Draw Down Pricing Period sales of Draw Down Shares pursuant to the Registration Statement are suspended by the Company for more than three (3) hours, in the aggregate.

ARTICLE VI.
DRAW DOWN TERMS

6.1 Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

(a) The Company may, in its sole discretion, issue and exercise draw downs against the Commitment Amount (each a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions under this Agreement. Before the Company shall exercise a Draw Down, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Draw Down Shares to be issued in connection with such Draw Down (using a good faith estimate based on the recent market price of the Common Stock), and, on the Trading Day that such request is made, the Company shall have filed with the Commission a prospectus supplement pursuant to Rule 424 under the Securities Act setting forth the terms of the Draw Down.

(b) The Company may not exercise a Draw Down until the applicable Trading Cushion has elapsed since the date of the last Draw Down Notice.

(c) The Company must inform the Purchaser by delivering a Draw Down notice, in the form of Exhibit E attached hereto (the "Draw Down Notice"), via facsimile transmission, in accordance with Section 8.3, as to the dollar amount of the Draw Down (the "Investment Amount") the Company wishes to exercise.

(d) The maximum Investment Amount as to each Draw Down shall be equal to the lesser of (i) the average daily dollar trading volume of the Common Stock on the Trading Market during the 20 Trading Days immediately prior to the applicable Commencement Date and (ii) $300,000. For purposes of clarification, such average in clause (i) shall be determined by averaging the daily dollar trading volumes for each Trading Day during such period, not by aggregating the volume over such period and dividing by 20.

(e) The number of Draw Down Shares to be issued on a Settlement Date shall equal the Investment Amount applicable to such Settlement Date divided by the lesser of the Purchase Price as calculated during the applicable Draw Down Pricing Period and, if the applicable Draw Down Shares are not delivered on or before the applicable Settlement Date, the Purchase Price as calculated during the applicable Draw Down Pricing Period, but assuming such Draw Down Pricing Period is extended through the Trading Day immediately prior to the date the applicable Draw Down Shares are actually delivered to the Purchaser.

(f) On the Trading Day immediately following the last day of the Draw Down Pricing Period, the Company shall deliver to the Purchaser and the Purchaser shall acknowledge to the Company a settlement statement (the "Settlement Statement") setting forth the calculation of the Purchase Price and the Investment Amount as to the applicable Draw Down Pricing Period. The issuance of the Draw Down Shares as to a Draw Down and the payment of the Investment Amount as to a Draw Down shall occur within 1 Trading Day of the end of the applicable Draw Down Pricing Period (the "Settlement Date").

(g) On or before the Settlement Date, the applicable Draw Down Shares shall be delivered to the Depository Trust Company ("DTC") account of the Purchaser, or its

designees, as designated by the Purchaser in the Settlement Statement, via DTC's Deposit Withdrawal Agent Commission system ("DWAC"). The Company shall electronically deliver such Draw Down Shares to the DTC account of the Purchaser, or its designees, via DWAC by 12:00 p.m. ET and, upon receipt of the Draw Down Shares, the Purchaser shall promptly wire transfer next day available funds to the Company's designated account for the amount of the Investment Amount of such Draw Down Shares on the next Business Day; provided, however, in the event the Company electronically delivers such Draw Down Shares to the DTC account of the Purchaser, or its designees, via DWAC by 9:30 a.m. ET, the Purchaser shall, on the same day (or the next Business Day if such day is not a Business Day), wire transfer immediately available funds to the such bank account for such amount. In the event that following the Initial Closing the Company elects to establish an escrow account pursuant to a written escrow agreement for the receipt of the Investment Amount payable in connection with Draw Downs, provided the terms and conditions of any such escrow agreement are reasonably acceptable to the Purchaser and the Company instructs the Purchaser to pay an applicable Investment Amount to such escrow agent when it delivers a Draw Down Notice, the Draw Down Shares shall be credited by the Company to the DTC account designated by the Purchaser via DWAC upon receipt by such escrow agent of payment for the Draw Down Shares into such escrow agent's escrow account and notice to the Company thereof.

(h) The Company understands that a delay in the delivery of the Draw Down Shares into the Purchaser's DTC account beyond five (5) Trading Days following the Settlement Date could result in economic loss to the Purchaser. In addition to the Purchaser's other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Draw Down Shares (based on the VWAP of the Common Stock on the applicable Settlement Date) required to be delivered after five (5) Trading Days following the Settlement Date, $5 per Trading Day (increasing to $10 per Trading Day fifteen (15) Trading Days after such damages have begun to accrue) for each Trading Day after such fifth Trading Day following the Settlement Date until such Draw Down Shares are delivered pursuant to this Article VI. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

ARTICLE VII.
TERMINATION

7.1 Term. The term of this Agreement shall begin on the date hereof and shall end on the earlier of (i) 24 months from the Effective Date or as otherwise set forth in Section 7.2 and (ii) 36 months from the date hereof.

7.2 Other Termination. This Agreement shall terminate if (i) the Common Stock is de-listed from the Trading Market unless such de-listing is in connection with a subsequent listing on another Trading Market, (ii) the Company files for protection from creditors under any

applicable law, (iii) the Registration Statement is not declared effective by the Commission on the 12-month anniversary of the date hereof, (iv) such date that the Company enters into or consummates an agreement to effect any issuance of Common Stock or Common Sock Equivalents in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (v) the Company, in its sole discretion, elects to terminate this Agreement upon 10 days' prior written notice to the Purchaser.

ARTICLE VIII.
MISCELLANEOUS

8.1 Fees and Expenses. The Company has agreed to pay up to an aggregate of $20,000 for Purchaser's reasonable legal fees and expenses in connection with the transactions contemplated hereunder, directly to FWS with three (3) Business Days of FWS submission to the Company of FWS's itemized invoice. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

8.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

8.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company

and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors. Neither party may assign this Agreement or any rights or obligations hereunder (other than by merger).

8.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

8.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Draw Down Shares, the Shares and Warrant Shares.

8.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

8.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

8.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.14 Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

8.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the

drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IXI MOBILE, INC.

Address for Notice:

By:______________________________
Name:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO IXMO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____

Signature of Authorized Signatory of Purchaser: ______________________________

Name of Authorized Signatory: ____

Title of Authorized Signatory: ____

Email Address of Purchaser:____

Fax Number of Purchaser: ____

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Commitment Amount:
Shares:
Warrant Shares:
EIN Number: **[PROVIDE THIS UNDER SEPARATE COVER]**

[SIGNATURE PAGES CONTINUE]